Exhibit 23(d)(iv) under Form N-1A
                                            Exhibit 10 under Item 601/Reg. S-K

                                  EXHIBIT A
                                    to the
                        Investment Advisory Agreement
                           dated as of May 12, 2001
                        (amended as of April 30, 2004)
                                by and between
                             Huntington VA Funds
                                     and
                       Huntington Asset Advisors, Inc.

Name of Fund                              Annual Compensation

Huntington VA Growth Fund                 0.60% of average daily net assets

Huntington VA Income Equity Fund          0.60% of average daily net assets

Huntington VA Dividend Capture Fund       0.60% of average daily net assets

Huntington VA Mid Corp America Fund       0.60% of average daily net assets

Huntington VA New Economy Fund            0.60% of average daily net assets

Huntington VA Rotating Index Fund         0.60% of average daily net assets

Huntington VA Macro 100 Fund              0.60% of average daily net assets

Huntington VA International Equity Fund   0.60% of average daily net assets

Huntington VA Mortgage Securities Fund    0.60% of average daily net assets

Huntington VA Situs Small Cap Fund        0.60% of average daily net assets

All fees are computed daily and paid monthly.

                                    HUNTINGTON VA FUNDS

                                    By:
                                    Name:  George Polatas
                                    Title:  Vice President

                                    HUNTINGTON ASSET ADVISORS, INC.

                                    By:
                                    Name:
                                    Title: